UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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EnviroStar, Inc.

(Name of Registrant as Specified In Its Charter)

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EnviroStar, Inc.

290 N.E. 68th Street

Miami, Florida 33138

October 30, 2017

Dear Stockholder:

You are cordially invited to attend the 2017 Annual Meeting of Stockholders of EnviroStar, Inc., which will be held on December 12, 2017 at 11:00 a.m., local time, at Apollo Bank, 1150 South Miami Avenue, Miami, Florida 33130.

Please read these materials so that you will know what we plan to do at the Annual Meeting. Also, please sign and return the accompanying proxy card in the postage-paid envelope. This way, your shares will be voted as you direct even if you cannot attend the Annual Meeting.

On behalf of your Board of Directors and our employees, I would like to express our appreciation for your continued support.

Sincerely,

Henry M. Nahmad
Chairman of the Board

EnviroStar, Inc.

290 N.E. 68th Street

Miami, Florida 33138

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on December 12, 2017

Notice is hereby given that the Annual Meeting of Stockholders of EnviroStar, Inc. (the “Company”) will be held at Apollo Bank, 1150 South Miami Avenue, Miami, Florida 33130, on December 12, 2017, commencing at 11:00 a.m., local time, for the following purposes:

1.       To elect eight directors to the Company’s Board of Directors to serve until the Company’s 2018 Annual Meeting of Stockholders.

2.       To approve the EnviroStar, Inc. 2017 Employee Stock Purchase Plan.

3.       To transact such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

The matters listed above are more fully described in the Proxy Statement that forms a part of this Notice of Meeting.

Only record holders of the Company’s Common Stock as of the close of business on October 24, 2017 are entitled to notice of, and to vote at, the Annual Meeting.

Sincerely yours,

Henry M. Nahmad
Chairman of the Board

Miami, Florida

October 30, 2017

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. THEREFORE, EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED. NO POSTAGE IS REQUIRED FOR THE PROXY CARD IF MAILED IN THE UNITED STATES.

EnviroStar, Inc.

290 N.E. 68th Street

Miami, Florida 33138

PROXY STATEMENT

The Board of Directors of EnviroStar, Inc. (the “Company”) is soliciting proxies to be used at the 2017 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held at Apollo Bank, 1150 South Miami Avenue, Miami, Florida 33130, on December 12, 2017, commencing at 11:00 a.m., local time, and at any and all postponements or adjournments of the Annual Meeting, for the purposes set forth in the accompanying Notice of Meeting.

This Proxy Statement and the accompanying Notice of Meeting and proxy card are first being mailed to stockholders on or about November 8, 2017.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will be asked to consider and vote upon the election of eight directors to the Company’s Board of Directors and to approve the EnviroStar, Inc. 2017 Employee Stock Purchase Plan (the “Purchase Plan”). In addition, although the Board of Directors is not aware of any other matters to be presented at the Annual Meeting, if any other matters are properly brought before the Annual Meeting, stockholders will be asked to consider and vote upon such matters.

Who is entitled to vote at the meeting?

Record holders of the Company’s Common Stock as of the close of business on October 24, 2017 (the “Record Date”) may vote at the Annual Meeting. As of the close of business on the Record Date, 11,390,057 shares of the Company’s Common Stock were outstanding and, thus, will be eligible to vote at the Annual Meeting.

What are the voting rights of the holders of the Company’s Common Stock?

Holders of the Company’s Common Stock are entitled to one vote per share on each matter to be considered at the Annual Meeting.

What constitutes a quorum?

The presence, in person or by proxy, of at least a majority of the shares of the Company’s Common Stock issued and outstanding as of the close of business on the Record Date is necessary to transact business at the Annual Meeting. Abstentions and “broker non-votes” will be included in determining the presence of a quorum at the Annual Meeting. If there are not sufficient shares represented for a quorum, then the Annual Meeting may be adjourned or postponed from time to time until a quorum is established.

What is the difference between a stockholder of record and a “street name” holder?

If your shares are registered directly in your name with Computershare, the Company’s stock transfer agent, you are considered the stockholder of record with respect to those shares. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares but not the stockholder of record, and your shares are held in “street name.”

How do I vote my shares?

If you are a stockholder of record, you can give a proxy to be voted at the Annual Meeting by mailing the enclosed proxy card. You may also vote your shares at the Annual Meeting by completing a ballot at the Annual Meeting.

If you hold your shares in “street name,” you must vote your shares in the manner prescribed by your broker, bank or other nominee. Your broker, bank or other nominee has enclosed or provided a voting card for you to use in providing your voting instructions.

Can I vote my shares in person at the Annual Meeting?

If you are a stockholder of record, you may vote your shares in person at the Annual Meeting by completing a ballot at the Annual Meeting. However, if you are a “street name” holder, you may vote your shares in person at the Annual Meeting only if you obtain a signed proxy from your broker, bank or other nominee giving you the right to vote the shares. Even if you currently plan to attend the Annual Meeting, the Company recommends that you also submit your vote by proxy or by providing your voting instructions to your broker, bank or other nominee as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

What are my choices when voting?

With respect to the election of directors, you may vote for all of the director nominees, or you may withhold your vote from all or from one or more of the director nominees. The proposal related to the election of directors is described in this Proxy Statement beginning on page 8.

In addition, you may vote for or against, or abstain from voting on, the proposal to approve the Purchase Plan. The proposal related to Purchase Plan is described in this Proxy Statement beginning on page 15.

What are the Board’s voting recommendations?

The Board of Directors recommends that you vote your shares “FOR” all of the director nominees and “FOR” the approval of the Purchase Plan.

What if I do not specify on my proxy card how I want my shares voted?

If you execute and mail in your proxy card but do not specify on your proxy card how you want to vote your shares, your shares will be voted “FOR” all of the director nominees and “FOR” the approval of the Purchase Plan. Although the Board of Directors is not aware of any other matters to be presented at the Annual Meeting, if any other matters are properly brought before the Annual Meeting, the persons named in the enclosed proxy card (or their substitutes if they are unavailable) will vote the proxies in accordance with their judgment on those matters.

Can I change my vote?

Yes. You can change your vote at any time before your proxy is voted at the Annual Meeting. If you are the record owner of your shares, you can do this in one of three ways. First, you can send a signed written notice to the Company’s President stating that you would like to revoke your proxy. Second, you can submit a new valid proxy bearing a later date. Third, you can attend the Annual Meeting and vote in person. However, attendance at the Annual Meeting will not, in and of itself, constitute revocation of a previously executed proxy.

If you are not the record owner of your shares and your shares are held in “street name,” you must contact your broker, bank or other nominee to find out how to change your vote.

What vote is required for a proposal to be approved?

With respect to the election of directors, the eight director nominees receiving the greatest number of votes “FOR” his election will be elected. A properly executed proxy marked to withhold a vote with respect to the election of one or more director nominees will not be voted with respect to the nominee or nominees indicated, although it will be counted for purposes of determining whether or not a quorum exists. Failures to vote will have no impact on the election of directors.

The Purchase Plan will be approved if it receives the affirmative vote of the majority of shares of the Company’s Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal.

Abstentions will effectively count as votes against the approval of the Purchase Plan. Failures to vote will have no impact on the proposal.

Henry M. Nahmad, the Company’s Chairman, Chief Executive Officer and President, may be deemed to have voting power over approximately 66.8% of the issued and outstanding shares of the Company’s Common Stock. Mr. Nahmad has advised the Company that he intends to vote, or cause to be voted, all of the shares of the Company’s Common Stock over which he has the right to vote or direct the vote “FOR” the election of the eight director nominees named in this Proxy Statement and “FOR” the approval of the Purchase Plan. Accordingly, if all such shares are voted as indicated, the election of the eight director nominees and the approval of the Purchase Plan are assured.

If my shares are held in street name, will my broker, bank or other nominee vote my shares for me?

No. If you hold your shares in “street name” and do not give voting instructions to your broker, bank or other nominee, then your broker, bank or other nominee may only vote your shares with respect to “discretionary” matters, but may not vote your shares with respect to “non-discretionary” matters. The proposal relating to the election of directors and the proposal to approve the Purchase Plan are both “non-discretionary” matters. As a result, if you hold your shares in “street name,” your broker, bank or other nominee will not have discretion to vote your shares at the Annual Meeting if you do not provide voting instructions. Accordingly, it is important that “street name” holders give voting instructions to their broker, bank or other nominee by following the voting instructions received from their broker, bank or other nominee.

What are broker non-votes?

When a broker, bank or other nominee has discretion to vote on one or more proposals at a meeting but does not have discretion to vote on other matters at the meeting, the broker, bank or other nominee will inform the inspector of election that it does not have the authority to vote on the “non-discretionary” matters with respect to shares held for beneficial owners which did not provide voting instructions with respect to the “non-discretionary” matters. This is generally referred to as a “broker non-vote.” Because brokers, banks and other nominees will not have discretion to vote on any items of business at the Annual Meeting if they have not received voting instructions from their clients, there will not be “broker non-votes” on any matter presented at the Annual Meeting.

Are there any other matters to be acted upon at the Annual Meeting?

The Company does not know of any other matters to be presented or acted upon at the Annual Meeting. If any other matter is presented at the Annual Meeting on which a vote may properly be taken, the shares represented by proxies will be voted in accordance with the judgment of the person or persons voting those shares.

CORPORATE GOVERNANCE

Board of Directors

Pursuant to the Company’s By-laws and Delaware law, the Company’s business and affairs are managed under the direction of the Company’s Board of Directors. Directors are kept informed of the Company’s business through discussions with management, including the Company’s Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.

Controlled Company

The Company’s Common Stock is listed on the NYSE American (formerly the NYSE MKT). Under the rules of the NYSE American, the Company is considered a “controlled company” because Henry M. Nahmad, indirectly through Symmetric Capital LLC (“Symmetric Capital”) and Symmetric Capital II LLC (“Symmetric Capital II”) (each of which Mr. Nahmad may be deemed to control by virtue of his position as Manager of such entity), holds more than 50% of the voting power of the Company. Mr. Nahmad is the Company’s Chairman, Chief Executive Officer and President.

As a “controlled company,” the Company is not subject to certain rules of the NYSE American related to corporate governance matters, including the rules requiring that (i) the Company’s Board of Directors be comprised of at least a majority of independent directors, (ii) nominations for election to the Company’s Board of Directors be either selected, or recommended for the Board of Directors’ selection, by either a nominating committee comprised solely of independent directors or by a majority of the independent directors, and (iii) the compensation of the Company’s executive officers be determined, or recommended to the Board of Directors for determination, either by a compensation committee comprised of independent directors or by a majority of the independent directors. However, the Company’s Board of Directors is currently, and has historically been (subject to certain exceptions, including for a portion of the fiscal year ended June 30, 2017), comprised of a majority of independent directors, and the Company has also voluntarily complied with the NYSE American’s rule regarding the determination of executive compensation described under clause (iii) above.

Director Independence

The Company’s Board of Directors has determined that David Blyer, Alan Grunspan, Hal M. Lucas and Todd Oretsky, four of the seven current directors of the Company, are independent. The Board also determined that Timothy P. LaMacchia, who is nominated for election to the Board at the Annual Meeting, is independent. For purposes of making its independence determinations, the Board of Directors used the definition of independence set forth in the rules of the NYSE American.

Meetings of the Board

The Company’s Board met eight times during the fiscal year ended June 30, 2017. Each member of the Board of Directors attended at least 75% of the meetings of the Board and committees on which he served during the fiscal year ended June 30, 2017.

It is the Company’s policy that, absent extenuating circumstances, all members of the Board of Directors attend meetings of stockholders. All of the Company’s current directors attended the Company’s 2016 Annual Meeting of Stockholders.

Committees of the Board of Directors

Audit Committee

The Company’s Board of Directors has a standing Audit Committee. As a “smaller reporting company,” as such term is defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance with applicable rules and regulations of the NYSE American, the Company is permitted to have an audit committee consisting of just two members. The Audit Committee is comprised of Alan M. Grunspan, Chairman, and David Blyer. The Board determined that each member of the Audit Committee is “financially literate” and “independent,” within the meaning of rules of the NYSE American and applicable Securities and Exchange Commission (“SEC”) rules and regulations, and that Mr. Blyer is qualified as an “audit committee financial expert,” as defined under Item 407 of Regulation S-K promulgated by the SEC.

The Audit Committee operates under a written charter adopted by the Board, which the Audit Committee annually reviews and assesses. If the Audit Committee deems it to be appropriate, the Audit Committee recommends to the full Board changes to the Audit Committee charter. The Audit Committee charter is posted in the “Investors – Corporate Governance – Governance Documents” section of the Company’s website at www.envirostarinc.com.

The Audit Committee provides assistance to the Board in fulfilling the Board’s oversight responsibilities with respect to accounting, auditing, financial reporting practices and legal compliance. Under its charter, the Audit Committee reviews: the financial reports and other financial information provided by the Company to the SEC and the public; the Company’s systems of internal control over financial reporting; and the Company’s auditing, accounting and financial reporting processes generally. The Audit Committee also is responsible for the appointment and retention of, and the Audit Committee reviews and appraises the performance, qualifications and independence of, the Company’s independent registered public accounting firm, and the Audit Committee approves the fees and other compensation to be paid to the Company’s independent registered public accounting firm. A report from the Audit Committee is included in this Proxy Statement on page 19.

The Audit Committee met four times during the fiscal year ended June 30, 2017.

No Standing Compensation or Nominating Committee

Review of Executive Compensation

As a “controlled company” under the rules of the NYSE American, the compensation of the Company’s Chief Executive Officer is not required to be determined, or recommended to the full Board for determination, by either a standing compensation committee comprised solely of independent directors or by a majority of the Company’s independent directors. However, while the Company does not have a standing compensation committee (nor a charter therefor), the determination of the compensation of the Company’s executive officers, including the Company’s Chief Executive Officer, is subject to the approval of a majority of the Company’s independent directors. The Company’s independent directors also act as a committee to administer the Company’s equity-based compensation plan. From time to time, the Board or management may retain consultants to assist in the evaluation of executive compensation. During the fiscal year ended June 30, 2017, management engaged Pearl Meyer & Partners, LLC, a third party compensation consultant, to assist the Board and its independent directors with respect to its review and determination of restricted stock awards granted to the Company’s Chief Executive Officer during such fiscal year.

Director Nominations

As a “controlled company” under the rules of the NYSE American, nominees for director are not required to be selected or recommended to the Board by either a standing nominating committee comprised solely of independent directors or by a majority of the Company’s independent directors. The Company does not have a standing nominating committee nor are directors required to be selected or recommended by a majority of the Company’s independent directors. Instead, the full Board of Directors participates in the consideration of director nominees. The Board believes this structure to be appropriate because, as described above, Henry M. Nahmad, the Company’s Chairman, Chief Executive Officer and President, may be deemed, directly or indirectly, to have voting power over more than 50% of the Company’s outstanding Common Stock and, therefore, is in a position to control the election of the Company’s directors. The Board does not have a charter governing its nomination process.

All eight of the director nominees named in this Proxy Statement are the nominees selected by the Board for election by the stockholders at the Annual Meeting. While the Board will consider nominees recommended by stockholders, it has not actively solicited recommendations from stockholders. Although the Board has not established specific minimum qualifications, or specific qualities or skills for prospective nominees, the Board, in evaluating director nominees, generally considers, among other things, a potential nominee’s financial and business experience, educational background, understanding of the Company’s business and industry, skills that would complement rather than duplicate skills of existing Board members, demonstrated ability in his or her professional field, integrity and reputation, willingness to work productively with other members of the Board and represent the interests of stockholders as a whole, and time availability to perform the duties of a director, as well as the then current size and composition of the Board. Although the Company does not have a formal diversity policy and does not follow any ratio or formula with respect to diversity in order to determine the appropriate composition of the Board, when considering a prospective nominee, the Board will generally take into account diversity of skills, experience and other qualities of the nominee that the Board believes can contribute to the success of the Company. No weight is assigned to any of the factors and the Board may change its emphasis on certain of these factors from time to time in light of the needs of the Company at the time. The Board will evaluate nominees of stockholders using the same criteria as it uses in evaluating other nominees to the Board.

A stockholder seeking to recommend a prospective nominee for consideration by the Board should submit the recommendation to the Board in the manner described under “Stockholder Communications with the Board of Directors” below, and in compliance with applicable SEC rules and regulations, if the stockholder desires for the nominee to be included in the Company’s proxy statement for an annual meeting of stockholders. Any stockholder recommendation must include, in addition to the name and business or residence address of the nominee, the written consent of the person being recommended to being named in the Company’s proxy statement relating to the stockholder vote on his or her election and to serving as a director if elected. Each stockholder recommendation must also include all information that would be required to be disclosed concerning such nominee in solicitations of proxies for the election of directors pursuant to Regulation 14A under the Exchange Act, including, but not limited to, the information required by Items 401, 403 and 404 of Regulation S-K of the SEC. In addition, the recommendation must include the recommending stockholder’s name, address and number of shares of the Company’s Common Stock owned by such stockholder as they appear on the Company’s stockholder records and the length of time the shares have been owned by the recommending stockholder (or, if held in “street name,” a written statement from the record holder of the shares confirming the information concerning such stock ownership of the recommending stockholder) and whether the recommendation is being made with or on behalf of one or more other stockholders (and, if so, similar information with respect to each other stockholder with or on behalf of whom the recommendation is being made).

Leadership Structure

The business of the Company is managed under the direction of the Company’s Board of Directors, which is elected by the Company’s stockholders. The fundamental responsibility of the Board is to lead the Company by exercising its business judgment to act in what each director believes to be the best interests of the Company and its stockholders.

The Company’s Board of Directors does not have any formal policy on whether the same person should serve as both the Chief Executive Officer and Chairman of the Board, as the Board believes that it should have the flexibility to make this determination at any given point in time in the way that it believes best to provide appropriate leadership for the Company at that time. The Board’s current leadership structure combines the position of Chairman and Chief Executive Officer. The Board believes that in the context of its current operating and business environment, the combined role of Chairman and Chief Executive Officer is appropriate because it results in unified leadership, accountability and continuity, promotes strategic development and execution, and facilitates communication between management and the Board. Henry M. Nahmad has held the dual position of Chairman and Chief Executive Officer since March 2015.

Risk Oversight

The Company’s Board of Directors is responsible for overseeing management and the business and affairs of the Company, which includes the oversight of risk. This oversight is conducted at the Board level as well as through the Audit Committee, which oversees the Company’s systems of internal control over financial reporting, accounting, legal compliance and risk management, and the Board’s independent directors, who review compensation arrangements in an effort to, among other things, ensure that they do not encourage unnecessary or excessive risk taking. The Chairman of the Audit Committee reports to the full Board on the activities of the Audit Committee, including areas of risk management. The Board as a whole has responsibility for overseeing management’s handling of the Company’s strategic and operational risks. As appropriate throughout the year, senior management reports to the Board the risks that it believes may be material to the Company, including those disclosed in the Company’s Annual Report on Form 10-K and other reports filed with the SEC. The goal of these processes is to achieve serious and thoughtful Board-level attention to the nature of the material risks faced by the Company and the adequacy of the Company’s risk management processes and systems. While the Board recognizes that the risks which the Company faces are not static, and that it is not possible to identify or mitigate all risk and uncertainty all of the time, the Board believes that the Company’s approach to managing its risks provides the Board with the proper foundation and oversight perspective with respect to management of the material risks facing the Company.

Executive Sessions of Non-Management Directors

The independent directors of the Company’s Board of Directors meet at least annually, or more often as they determine to be necessary or advisable, in executive session without the presence of non-independent directors and management.

Stockholder Communications with the Board of Directors

Stockholders may communicate directly with the Board or one or more specific directors by sending a written communication to the Board or the director(s) to whom the communication is directed, c/o the Company’s President, 290 N.E. 68th Street, Miami, Florida 33138. Except for communications that are (i) advertisements or promotional communications, (ii) related solely to complaints by users of the Company’s products or services that are ordinary course of business customer service and satisfaction issues or (iii) clearly unrelated to the Company’s business, industry or management, or Board or committee matters, the Company’s President will forward the communication to the Board or the director or directors to whom it is addressed, as the case may be, and, if the communication is not specifically addressed to any one director or group of directors, make the communication available to each member of the Board at the Board’s next regularly scheduled meeting. Each stockholder writing should include a statement indicating that the sender is a stockholder of the Company.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics that applies to all of its directors, officers and employees. The Code of Business Conduct and Ethics is supplemented by a Senior Financial Officer Code of Ethics that applies to the Company’s Chief Executive Officer and senior financial officers. The Code of Business Conduct and Ethics and the Senior Financial Officer Code of Ethics are posted in the “Investors – Corporate Governance – Governance Documents” section of the Company’s website at www.envirostarinc.com. If the Company makes an amendment to, or grants a waiver with respect to, any provision of the Senior Financial Officer Code of Ethics, then the Company intends to disclose the nature of such amendment or waiver by posting it in the “Investors” section of the Company’s website at www.envirostarinc.com or by other appropriate means as required or permitted under applicable rules and regulations of the SEC and the NYSE American.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and 10% stockholders to file initial reports of ownership and reports of changes in ownership of the Company’s Common Stock and other equity securities, if any, with the SEC and the NYSE American. The Company’s directors, executive officers and 10% stockholders are required to furnish the Company with copies of all Section 16(a) reports they file. Based on a review of the copies of such reports furnished to the Company and written representations from the Company’s directors and executive officers that no other reports were required, the Company believes that its directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements applicable to them for the fiscal year ended June 30, 2017.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

The Company’s By-laws provide that the Board of Directors shall consist of no less than three or more than nine directors, and for each director to serve for a term expiring at the Company’s next annual meeting of stockholders. The specific number of directors is set from time to time by resolution of the Board. The Board of Directors currently consists of seven directors. The Board has nominated all seven of the Company’s incumbent directors, who are Henry M. Nahmad, Michael S. Steiner, Dennis Mack, David Blyer, Alan M. Grunspan, Hal M. Lucas and Todd Oretsky, for re-election at the Annual Meeting. In addition, the Board has nominated Timothy P. LaMacchia for election to the Board at the Annual Meeting. In connection with its nomination of Mr. LaMacchia, the Board approved an increase in the size of the Board to eight directors, effective as of the Annual Meeting. Each of the eight director nominees is nominated to serve for a term expiring at the Company’s 2018 Annual Meeting of Stockholders and has consented to serve for his term. If any director nominee should become unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

Nominees for Election as Directors

for Terms Expiring at the Company’s 2018 Annual Meeting of Stockholders

HENRY M. NAHMAD	Director since 2015

Henry Nahmad, age 38, has served as a director of the Company and as Chairman, Chief Executive Officer and President of the Company since March 2015. Prior to joining the Company, Mr. Nahmad served as Chief Executive Officer of Chemstar Corp., a provider of food safety and sanitation solutions, from July 2009 to March 2014. From 2001 to 2004 and from 2007 to 2009, Mr. Nahmad worked in various capacities at Watsco, Inc., the largest distributor of HVAC/R products. The Board believes that Mr. Nahmad’s knowledge, leadership skills, business relationships, and experience, including with respect to growth from acquisitions and other strategic transactions, make Mr. Nahmad a valuable member of the Board and benefit the Company, including with respect to its business, operations and growth strategy.

MICHAEL S. STEINER	Director since 1998

Michael S. Steiner, age 61, has served as a director of the Company since 1998 and as Executive Vice President and Chief Operating Officer of the Company since March 2015. He served as the Company’s Chairman from December 2012 through March 2015. He also served as Chief Executive Officer and President of the Company from November 1998, when the Company acquired Steiner-Atlantic Corp., a wholly owned operating subsidiary of the Company, through March 2015. Mr. Steiner has been President and Chief Executive Officer of Steiner-Atlantic since 1988. The Board believes that, based on his positions with the Company and Steiner-Atlantic, Mr. Steiner provides the Board with a deep understanding of the Company’s operations, products, customers, suppliers and employees, in addition to the Company’s challenges, needs, opportunities and strategies. The Board also believes that it benefits from Mr. Steiner’s understanding of finance, law and taxation gained through his Bachelor of Sciences degree in finance, Juris Doctor degree and Masters of Law degree in taxation.

DENNIS MACK	Director since 2016

Dennis Mack, age 73, has served as a director of the Company since November 2016. Mr. Mack was appointed Executive Vice President of the Company during October 2016 in connection with the closing of the Company’s acquisition of substantially all of the assets of Western State Design LLC (“WSD”) at that time. Mr. Mack has served as the President of WSD since he founded the company in 1974 and is the President of Western State Design, Inc. (“Western State Design”), the Company’s wholly owned subsidiary through which the Company acquired substantially all of the assets of WSD and conducts its business. The Board believes that it benefits from Mr. Mack’s knowledge of the commercial laundry industry as well as his understanding of the operations, prospects, products, customers, suppliers and employees of Western State Design.

DAVID BLYER	Director since 1998

David Blyer, age 57, has served as a director of the Company since 1998. Since August 2010, Mr. Blyer has been President and Chief Executive Officer of Donor Community Inc., a company that he founded that provides a software platform to non-profit organizations to assist in their operational and fundraising activities. Mr. Blyer was Co-Chairman of Stone Profiles LLC (formerly Profiles in Concrete, Inc.), a manufacturer and installer of architectural cast stone for the residential and commercial construction markets, from January 2005 until March 2010. From July 2002 until January 2005, Mr. Blyer was an independent consultant. Mr. Blyer was Chief Executive Officer and President of Vento Software, Inc. (“Vento”), a developer of software for specialized business applications, from 1994, when he co-founded Vento, until November 1999, when Vento was acquired by SPSS Inc. (“SPSS”), a computer software company that developed and distributed technology for the analysis of data in decision-making and which merged with a subsidiary of International Business Machines Corporation in 2010. From November 1999 until December 2000, Mr. Blyer served as Vice President of Vento and, from January 2001 until July 2002, he served as President of the Enabling Technology Division of SPSS. The Board believes that Mr. Blyer brings to the Board broad experience in developing sales and marketing strategies, in addition to business operations skills gained through his founding and running of a number of diverse companies as well as his leading of a division of SPSS, which at the time was a publicly-held company. Mr. Blyer has an MBS in finance.

ALAN M. GRUNSPAN	Director since 1999

Alan M. Grunspan, age 57, has served as a director of the Company since 1999. Since December 2004, Mr. Grunspan has been a Shareholder of the law firm of Carlton Fields Jorden Burt, P.A. (“Carlton Fields”). From 1989 until he joined Carlton Fields, Mr. Grunspan was a member of the law firm of Kaufman Dickstein & Grunspan, P.A. The Board believes that it benefits from Mr. Grunspan’s service due to, among other things, his over 25 years of experience as a business lawyer with an understanding of the industry in which the Company operates and environmental matters, including those that particularly pertain to the dry cleaning and laundry industry. The Board also believes that Mr. Grunspan brings valuable financing expertise to the Board obtained from his Bachelor of Sciences degree in finance and his legal practice, and that he provides management experience to the Board obtained from his management of a law firm prior to joining Carlton Fields.

HAL M. LUCAS	Director since 2015

Hal M. Lucas, age 38, has served as a director of the Company since 2015. Mr. Lucas is an attorney in private practice. He is a founding partner of the law firm of Lucas Savitz P.L. (and its predecessor), where Mr. Lucas has practiced since 2011. Prior to that time, Mr. Lucas was an attorney at the law firm of Astigarraga Davis Mullins & Grossman, P.A. from 2008 to 2011 and at the law firm of Bilzin Sumberg Baena Price & Axelrod LLP from 2004 to 2008. Mr. Lucas also served as Of Counsel to Astigarraga Davis Mullins & Grossman, P.A. from 2011 to 2013. Mr. Lucas obtained his Juris Doctor degree from The University of Texas School of Law and a Bachelor’s degree in economics and international relations from The Johns Hopkins University. The Board believes that it benefits from Mr. Lucas’ experience in legal and business matters gained from his career as a practicing attorney, and that Mr. Lucas’ experience relating to his co-founding and co-management of Lucas Savitz P.L. is a valuable asset to the Board.

TODD ORETSKY	Director since 2015

Todd Oretsky, age 43, has served as a director of the Company since 2015. Mr. Oretsky is the Managing Member of Jack Oretsky Holdings, LLC. He is an entrepreneur who has successfully bought, built and started businesses. Among other successful ventures, Mr. Oretsky most recently founded Inspired Work Communities LLC (d/b/a Pipeline Workspaces), where he serves as its Chief Executive Officer. Prior to his entrepreneurial career, Mr. Oretsky served as a corporate attorney at the law firm of Skadden, Arps, Slate, Meagher & Flom LLP, where he structured and advised international corporate clients with respect to debt and equity offerings. Mr. Oretsky has an MBA from The Wharton School of the University of Pennsylvania, a Juris Doctor degree from NYU School of Law, and a Bachelor’s degree in accounting from the University of Florida. The Board believes that Mr. Oretsky provides valuable input to the Board based on his experience in buying, building and starting businesses, as well as his knowledge of and experience in structuring acquisitions.

TIMOTHY P. LAMACCHIA

Timothy P. LaMacchia, age 55, is a private investor. Mr. LaMacchia was a Partner at Ernst & Young LLP from 2002 until his retirement in June 2017. Prior to joining Ernst & Young LLP, Mr. LaMacchia was a Partner at Arthur Andersen LLP, where he was employed since 1986. The Board believes that Mr. LaMacchia provides meaningful insight to the Board and makes important contributions to the Audit Committee, including as a result of his finance and accounting background.

The Board of Directors Unanimously Recommends that Stockholders

Vote “For” the Election of All Eight Director Nominees.

IDENTIFICATION OF EXECUTIVE OFFICERS

The following individuals are executive officers of the Company:

Name	Position
Henry M. Nahmad	Chairman, Chief Executive Officer and President
Michael S. Steiner	Executive Vice President and Chief Operating Officer
Dennis Mack	Executive Vice President
Tom Marks	Executive Vice President
Robert H. Lazar	Chief Financial Officer, Chief Accounting Officer and Treasurer

All executive officers serve until they resign or are replaced or removed by the Board of Directors. Set forth below is certain biographical information for Messrs. Marks and Lazar. Biographical information for the other executive officers of the Company is set forth in “Proposal No. 1 – Election of Directors” above.

Tom Marks, age 58, was appointed to serve as Executive Vice President of the Company during October 2016 in connection with the closing of the Company’s acquisition of substantially all of the assets of WSD at that time. Mr. Marks is also Executive Vice President of Western State Design. He has been employed by WSD since 1987, including as Executive Vice President since 2007.

Robert H. Lazar, age 53, was appointed to serve as the Company’s Chief Financial Officer in May 2017 after joining the Company as its Chief Accounting Officer and Vice President of Finance in January 2017. Mr. Lazar previously served as Chief Accounting Officer and Vice President of Finance for Steiner Leisure Limited, a provider of spa services and manufacturer and distributor of cosmetics, where he was employed since 2000. Prior to joining Steiner Leisure Limited, Mr. Lazar worked in various capacities at Arthur Andersen LLP, including as Senior Manager from 1995 to 2000.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Controlling Stockholder; Stockholders Agreements

As the Manager of Symmetric Capital and Symmetric Capital II, Henry M. Nahmad, the Company’s Chairman, Chief Executive Officer and President, may be deemed to have beneficial ownership of all of the shares of the Company’s Common Stock beneficially owned by Symmetric Capital and Symmetric Capital II. Symmetric Capital and Symmetric Capital II own 2,838,194 shares and 1,290,323 shares, respectively, of the Company’s Common Stock, which represent approximately 24.9% and 11.4%, respectively, of the total number of issued and outstanding shares of the Company’s Common Stock. In addition, as a result of the Stockholders Agreements described below, Symmetric Capital and Mr. Nahmad, as its Manager, have voting power over (i) all 580,100 shares of the Company’s Common Stock owned by Mr. Michael Steiner and his brother, Mr. Robert Steiner, and (ii) all 2,044,990 shares of the Company’s Common Stock owned by WSD, Dennis Mack and Tom Marks. As a result, including shares subject to restricted stock awards granted to Mr. Nahmad which have not yet vested but as to which he has the power to vote, Mr. Nahmad may be deemed to have voting power over a total of 7,583,131 shares of the Company’s Common Stock, which represents approximately 66.8% of the issued and outstanding shares of the Company’s Common Stock. Accordingly, Mr. Nahmad has the voting power to control the election of the Company’s directors and any other matter requiring the affirmative vote or consent of a majority of shares of the Company’s Common Stock.

Pursuant to a Stockholders Agreement dated March 6, 2015 between Mr. Nahmad, Symmetric Capital, Mr. Michael Steiner and Mr. Robert Steiner (the “Symmetric Capital - Steiner Stockholders Agreement”), each of Mr. Michael Steiner and Mr. Robert Steiner agreed to vote all shares of the Company’s Common Stock owned by them at any time during the term of the Symmetric Capital - Steiner Stockholders Agreement as directed by Mr. Nahmad, as the Manager of Symmetric Capital, and have granted to Mr. Nahmad, as the Manager of Symmetric Capital, an irrevocable proxy and power of attorney in furtherance thereof. The Symmetric Capital - Steiner Stockholders Agreement also contains, among other things, an agreement by Symmetric Capital and Mr. Nahmad to, until March 6, 2020 (subject to earlier termination of such obligation under certain circumstances), vote all of the shares of the Company’s Common Stock owned by them in favor of the election of Mr. Michael Steiner to the Company’s Board of Directors. The

Symmetric Capital - Steiner Stockholders Agreement has a term of five years, subject to earlier termination under certain circumstances.

In addition, pursuant to a Stockholders Agreement dated October 10, 2016 between the Company, Mr. Nahmad, Symmetric Capital, Symmetric Capital II, WSD, Mr. Mack and Mr. Marks (the “Symmetric Capital – WSD Stockholders Agreement”), WSD, Mr. Mack and Mr. Marks have agreed to vote all of the shares of the Company’s Common Stock owned by them at any time during the term of the Symmetric Capital – WSD Stockholders Agreement as directed by Mr. Nahmad, as the Manager of Symmetric Capital, and have granted to Mr. Nahmad, as the Manager of the Symmetric Capital, an irrevocable proxy and power of attorney in furtherance thereof. The Symmetric Capital – WSD Stockholders Agreement also contains, among other things, an agreement by Mr. Nahmad, Symmetric Capital and Symmetric Capital II to, until October 10, 2021 (subject to earlier termination of such obligation under certain circumstances), vote all of the shares of the Company’s Common Stock owned by them in favor of the election of Mr. Mack to the Company’s Board of Directors. In addition, under certain circumstances (none of which have occurred to date), during the term of the obligation described in the preceding sentence, Mr. Nahmad, Symmetric Capital and Symmetric Capital II will be required to vote to elect Mr. Marks (in lieu of Mr. Mack) to the Company’s Board of Directors. The Symmetric Capital – WSD Stockholders Agreement has a term of five years, subject to earlier termination under certain circumstances.

Related Person Transactions

The Company’s wholly owned subsidiary, Steiner-Atlantic, leases 27,000 square feet of warehouse and office space from an affiliate of Michael S. Steiner, a director and Executive Vice President and Chief Operating Officer of the Company, pursuant to a lease agreement dated November 1, 2014. Under the lease, which has a term of three years, monthly base rental payments were $10,275 during the first year of the lease and $10,580 during the second year of the lease, and are $10,900 during the third year of the lease. In addition to base rent, Steiner-Atlantic is responsible under the lease for costs related to real estate taxes, utilities, maintenance, repairs and insurance. Payments under this lease totaled approximately $139,000 in the fiscal year ended June 30, 2017 and $133,000 in the fiscal year ended June 30, 2016.

Since October 2016, the Company’s wholly owned subsidiary, Western State Design, has leased 17,600 square feet of warehouse and office space from an affiliate of Dennis Mack, a director and Executive Vice President of the Company, and Tom Marks, an Executive Vice President of the Company. Under the lease, monthly base rental payments are $12,000 during the initial term of the lease. In addition to base rent, Western State Design is responsible under the lease for costs related to real estate taxes, utilities, maintenance, repairs and insurance. The lease has an initial term of five years and provides for two successive three-year renewal terms at the option of Western State Design. Payments under this lease totaled approximately $88,000 from its commencement in October 2016 through June 30, 2017.

In connection with the financing of the Company’s acquisition of substantially all of the assets of WSD, on October 10, 2016, the Company issued and sold to Symmetric Capital II 1,290,323 shares of the Company’s Common Stock for a total purchase price of approximately $6,000,000 pursuant to a Securities Purchase Agreement, dated September 7, 2016, between the Company and Symmetric Capital II (the “Private Placement Transaction”). As described above, Henry M. Nahmad, the Company’s Chairman, Chief Executive Officer and President, is the Manager of Symmetric Capital II and may be deemed to have voting power over the shares which it beneficially owns. The issuance and sale of the shares of the Company’s Common Stock to Symmetric Capital II pursuant to the Securities Purchase Agreement was approved by the Company’s Board of Directors after receiving a recommendation in favor of the Securities Purchase Agreement from a special committee of the Board composed entirely of independent directors. The special committee, together with legal counsel engaged by it, negotiated the terms and conditions of the Securities Purchase Agreement on behalf of the Company.

NAMED EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

The following table sets forth certain summary information concerning compensation which the Company paid to, or accrued or on behalf of, Henry M. Nahmad, the Company’s Chairman, Chief Executive Officer and President, and the Company’s other “named executive officers” (as defined under Item 402 of Regulation S-K promulgated by the SEC) (collectively, the “Named Executive Officers”) for the fiscal year ended June 30, 2017 and, except as provided below, the fiscal year ended June 30, 2016.

Name and Principal Positions	Fiscal Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compen-sation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compen-sation	Total
Henry M. Nahmad	2017	$504,000(1)(7)	$400,000(2)	$14,081,170(3)	-	-	-	-	$14,985,170
Chairman, Chief Executive Officer and President	2016	$400,000(1)	-	-	-	-	-	-	$400,000
Michael S. Steiner	2017	$286,000(4)(7)	$250,000(2)	-	--	-	-	$5,250	$541,250
Executive Vice President and Chief Operating Officer	2016	$250,000(4)	-	-	-	-	-	$6,615	$256,615
Dennis Mack(5) Executive Vice President	2017	$213,000(6)(7)	-	-	-	-	-	-	$213,000
Tom Marks(5) Executive Vice President	2017	$213,000(6)(7)	-	-	-	-	-	-	$213,000

(1)	Effective October 10, 2016, the independent members of the Company’s Board of Directors approved an increase in Mr. Nahmad’s annual base salary from $400,000 to $550,000.
(2)	Represent discretionary cash bonuses paid upon the approval of the independent members of the Company’s Board of Directors based upon a subjective evaluation of the performance of the Company and Mr. Nahmad or Mr. Steiner, as applicable.
(3)	Represents the aggregate grant date fair value of restricted stock awards of 414,762 shares of the Company’s Common Stock granted to Mr. Nahmad during November 2016 and 414,762 shares of the Company’s Common Stock granted to Mr. Nahmad during June 2017, in each case, under the EnviroStar, Inc. 2015 Equity Incentive Plan (the “Equity Incentive Plan”) and related Notices of Grant and Restricted Stock Agreements (the “Award Agreements”) upon the approval of the independent members of the Company’s Board of Directors, who comprise the administrative committee for the Equity Incentive Plan (the “Plan Committee”). Assumptions used in the calculation of the grant date fair value of the restricted stock awards are included in Note 18 to the Company’s audited consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2017, as filed with the SEC on September 28, 2017. See “Outstanding Equity Awards at June 30, 2017” below for additional information regarding these restricted stock awards, including the vesting schedules applicable thereto. Due to the long vesting periods, including that 75% of the shares subject to these restricted stock awards are not scheduled to vest until November 2040 and are subject to the risk of forfeiture until vesting, the present value of these restricted stock awards is significantly less than the grant date fair value presented in the table.
(4)	Effective October 10, 2016, the independent members of the Company’s Board of Directors approved an increase in Mr. Steiner’s annual base salary from $250,000 to $300,000.
(5)	Effective October 10, 2016, each of Mr. Mack and Mr. Marks was appointed to serve as an Executive Vice President of the Company. Prior to that time, neither Mr. Mack nor Mr. Marks was employed by the Company.
(6)	Effective October 10, 2016, the independent members of the Company’s Board of Directors approved an annual base salary of $300,000 for Mr. Mack and Mr. Marks.
(7)	Each Named Executive Officer’s annual base salary is subject to adjustment from time to time at the discretion of the independent members of the Company’s Board of Directors.

Outstanding Equity Awards at June 30, 2017

The following table sets forth certain information regarding restricted stock awards of the Company’s Common Stock held by Henry M. Nahmad. Other than as set forth below, none of the Named Executive Officers held any restricted stock awards or other equity-based awards, including stock options, of the Company at June 30, 2017.

	Stock Awards
Name	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Henry M. Nahmad	414,762(1)	$11,219,312	-	-
	414,762(2)	$11,219,312	-	-

(1)	Subject to the terms and conditions of the Equity Incentive Plan and the applicable Award Agreement, including as described below under “Compensation Plans and Arrangements,” 75% of these restricted shares are scheduled to vest on November 5, 2040, the date on which Mr. Nahmad will reach the age of 62, and the balance of these restricted shares are scheduled to vest in four equal annual installments beginning in November 2017.
(2)	Subject to the terms and conditions of the Equity Incentive Plan and the applicable Award Agreement, including as described below under “Compensation Plans and Arrangements,” 75% of these restricted shares are scheduled to vest on November 5, 2040 and the balance of these restricted shares are scheduled to vest in four equal annual installments beginning in June 2018.

Compensation Plans and Arrangements

The compensation of the Company’s executive officers is reviewed annually, or more frequently as determined to be advisable, by the independent members of the Board.

No Named Executive Officer is a party to an employment agreement with the Company. In addition, the Company has no plans or arrangements with any Named Executive Officer which provide for the payment of retirement benefits, or benefits that would be paid primarily following retirement, other than the Company’s participatory Section 401(k) Profit Sharing Plan, a deferred compensation plan under which the Company matches employee contributions up to 3% of an eligible employee’s yearly compensation. Such compensation is tax deferred under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”). Further, the Company has no contracts, agreements, plans or arrangements that provide for the payment in the future to any Named Executive Officer following or in connection with his resignation, termination of employment or a change in control of the Company. However, the restricted stock awards of the Company’s Common Stock held by Mr. Nahmad will accelerate and immediately vest, to the extent not previously vested or forfeited, in the event of Mr. Nahmad’s death or “Disability” (as defined in the Award Agreements). In addition, pursuant to the Equity Incentive Plan, such restricted stock awards may, in the discretion of the Plan Committee, accelerate and immediately vest, to the extent not previously vested or forfeited, upon a Change in Control (as defined in the Equity Incentive Plan) of the Company.

DIRECTOR COMPENSATION

The independent members of the Board of Directors recommend director compensation to the full Board of Directors, and the Board of Directors approves director compensation, based on factors considered to be appropriate, market conditions and trends, and the recommendations of management. During the fiscal year ended June 30, 2017, each non-employee director of the Company received a fee of $5,000 per year for his service on the Board and each member of the Audit Committee received an additional fee of $5,000 per year for his service on the Audit Committee. The Company does not provide any tax gross-ups to its non-employee directors, all of whom are responsible for their respective tax obligations relating to their compensation for Board service. Directors are also reimbursed for their reasonable out-of-pocket expenses incurred in connection with performing their duties. Directors of the Company who are also employees of the Company do not receive compensation for their service as directors, but are reimbursed for their reasonable out-of-pocket expenses incurred in connection with performing their duties as directors. The Board of Directors is considering changes to the compensation of the Company’s non-employee directors, which may include increases to their cash fees and/or grants of equity-based compensation, however, such changes have not been determined or approved.

Director Compensation Table

The following table sets forth certain information regarding the compensation paid to each individual who served as a non-employee director of the Company during the fiscal year ended June 30, 2017 in consideration for his service on the Board (and, if applicable, the Audit Committee) during the year.

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
David Blyer	$10,000	-	-	-	-	-	$10,000
Alan M. Grunspan	$10,000	-	-	-	-	-	$10,000
Hal M. Lucas	$5,000	-	-	-	-	-	$5,000
Todd Oretsky	$5,000	-	-	-	-	-	$5,000

PROPOSAL NO. 2 – APPROVAL OF THE ENVIROSTAR, INC. 2017 EMPLOYEE STOCK PURCHASE PLAN

General

On October 26, 2017, the Company’s Board of Directors approved and adopted, and is submitting to the Company’s stockholders for approval, the EnviroStar, Inc. 2017 Employee Stock Purchase Plan, which is referred to in this Proxy Statement as the Purchase Plan. The Purchase Plan is intended to provide employees with an opportunity to purchase of shares of the Company’s Common Stock at a 5% discount and possibly with favorable tax consequences to the participants. The Board approved and adopted the Purchase Plan because it believes that the Purchase Plan will provide an incentive that will assist the Company in retaining the services of its employees and securing and retaining the services of new employees, thereby enhancing employee interest in the continued success and progress of the Company. The Purchase Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code and will be treated as such for U.S. federal and state tax purposes.

The following is a summary of certain of the material terms and conditions of the Purchase Plan. The following summary is qualified in its entirety by reference to the full text of the Purchase Plan, which is attached to this Proxy Statement as Appendix A and is incorporated herein by reference. Capitalized terms used but not otherwise defined herein have the respective meanings ascribed to such terms in the Purchase Plan.

Summary of the Purchase Plan

Purpose. The purpose of the Purchase Plan is to provide a means by which employees of the Company and its subsidiaries may be given an opportunity to purchase shares of the Company’s Common Stock through payroll deductions and to assist the Company in retaining the services of its employees and securing and retaining the services of new employees, thereby enhancing employee interest in the continued success and progress of the Company.

The rights to purchase shares of the Company’s Common Stock granted under the Purchase Plan are intended to qualify as options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.

Stock Subject to Purchase Plan. Subject to the terms of the Purchase Plan, an aggregate of 100,000 shares of Common Stock will be reserved for issuance under the Purchase Plan. If rights granted under the Purchase Plan expire, lapse or otherwise terminate without being exercised, the shares of Common Stock not purchased under such rights will again become available for issuance under the Purchase Plan.

Administration. The Board will appoint a committee of the Board (the “Committee”) comprised of at least two directors to administer the Purchase Plan. It is expected that the Committee will initially be comprised of all of the Company’s independent directors. The Committee will have the power to construe and interpret both the Purchase Plan and the rights granted under it, including, subject to the provisions of the Purchase Plan, to determine when and how rights to purchase shares will be granted, and the provisions of each offering of such rights (which need not be identical).

Offerings. The Purchase Plan will be implemented by offerings of rights to all eligible employees from time to time by the Committee. Unless otherwise designated by the Committee in accordance with the terms of the Purchase Plan, Offerings under the Purchase Plan will run for consecutive Offering Periods of six months each, with the first Offering Period to commence on the date designated by the Committee.

Eligibility. Subject to certain exceptions set forth in the Purchase Plan, including as described below, any person, including any officer who is “highly compensated” as defined in the Code, who is customarily employed at least 20 hours per week by the Company or any of its subsidiaries on the first day of an Offering Period is eligible to participate in the Offering for that Offering Period. However, no employee is eligible to participate in the Purchase Plan if, immediately after the grant of rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of the Company’s stock or of any subsidiary (including any stock which such employee may purchase under all outstanding rights and options). In addition, no employee may purchase more than $25,000 of the Company’s Common Stock (determined at the Fair Market Value of the shares at the time such rights are granted) under all employee stock purchase plans of the Company and its subsidiaries in any calendar year. Additionally, any person who is employed by any non-U.S. subsidiary is not eligible to participate in the Purchase Plan. As of the record date of October 24, 2017, there would have been approximately 134 employees eligible to participate in the Purchase Plan.

Participation in the Purchase Plan. Eligible employees may enroll in the Purchase Plan by delivering to the Company in accordance with the procedures established pursuant to the Purchase Plan an agreement authorizing payroll deductions of up to 15% of such employee’s compensation during the Offering Period (or such other maximum percentage as the Committee may establish from time to time for a particular Offering Period).

Purchase Price. The purchase price per share (the “Purchase Price”) at which shares of Common Stock are sold in an Offering under the Purchase Plan is 95% of the Fair Market Value of a share of Common Stock on the last Trading Day of the Offering Period (the “Purchase Date”).

Payment of Purchase Price; Payroll Deductions. The purchase price of the shares is accumulated by payroll deductions during the Offering Period. Subject to any limitations set forth in the Purchase Plan, a participant may elect to change the amount of his or her payroll deductions during the Offering Period. All payroll deductions made for a participant are credited to his or her account under the Purchase Plan and deposited with the Company’s general funds. The deduction rate selected by the participant will remain in effect for subsequent Offering Periods unless the participant authorizes a new level of payroll deductions in accordance with the terms of the Purchase Plan, withdraws from the Purchase Plan in accordance with the withdrawal procedures set forth therein, or terminates employment or otherwise becomes ineligible to participate in the Purchase Plan.

Purchase of Stock. In connection with Offerings made under the Purchase Plan, the Committee can specify a maximum number of shares each participants, and all participants as a whole, may be granted the right to purchase, which may not exceed the number of shares remaining available under the Purchase Plan at that time. If the aggregate number of shares to be purchased upon exercise of rights granted in the Offering would exceed the maximum aggregate number of shares available, the Committee will make a pro rata allocation of available shares in a uniform and equitable manner. Unless the employee’s participation is discontinued, his or her right to purchase shares is automatically exercised on the Purchase Date at the applicable Purchase Price.

Withdrawal. While each employee electing to participate in the Purchase Plan for an Offering is required to sign an agreement authorizing payroll deductions for such Offering, the participant may withdraw from the Offering by terminating his or her payroll deductions and by delivering to the Company a notice of withdrawal from the Purchase Plan at least fifteen days before the Purchase Date. Upon any withdrawal from an Offering, the Company will distribute to the employee his or her accumulated payroll deductions without interest, and such employee’s participation in the Offering will be automatically terminated. An employee’s withdrawal from an Offering will not have any effect upon such employee’s eligibility to participate in subsequent Offerings under the Purchase Plan.

Termination of Employment. Rights granted to an employee pursuant to any Offering under the Purchase Plan will terminate if such employee’s employment ceases for any reason at least 30 days prior to the Purchase Date In that case, the Company will distribute to such person all of his or her accumulated payroll deductions without interest. If termination of employment occurs within 30 days before a Purchase Date, the accumulated payroll deductions will be used to purchase shares on the Purchase Date.

Restrictions on Transfer. Rights granted under the Purchase Plan are not transferable and may be exercised only by the person to whom such rights are granted.

Effect of Certain Corporate Events. The Committee will make equitable adjustments to the Purchase Plan, including to adjust the number of shares remaining reserved for issuance or which may be issued under the Purchase Plan and the Purchase Price per share, in the event of certain transactions affecting the Company’s Common Stock, to the extent such adjustments are deemed necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Purchase Plan.

In the event of a sale of the Company (whether by merger, consolidation, asset or stock sale) or other corporate event described in Section 424 of the Code in which the Company is not the surviving entity, each outstanding right shall be assumed by, or an equivalent right substituted by, the acquiring entity or a parent or subsidiary thereof. If the acquiring entity or its parent or subsidiary refuses to assume the right or substitute an equivalent right therefor, the Offering Period with respect to which the right relates will be shortened by setting a new Purchase Date on which the Offering Period will end immediately prior to the effective date of the transaction.

Unless otherwise determined by the Committee, in the event of a proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a new Purchase Date and the Offering Period will end immediately prior to the proposed dissolution or liquidation.

Duration, Amendment and Termination. Subject to stockholder approval of the Purchase Plan, the Purchase Plan will become effective as of October 26, 2017 and, unless earlier terminated, will continue for a term of ten years. The Committee may suspend or terminate the Purchase Plan at any time. If the Purchase Plan is terminated, the Committee may elect to terminate all outstanding Offering Periods either immediately or after shares of Common Stock have been purchased on the next Purchase Date (which may, in the discretion of the Committee, be accelerated) or permit the Offering Periods to expire in accordance with their terms.

The Committee may amend the Purchase Plan at any time; provided, however, that any amendment of the Purchase Plan must be approved by the stockholders within twelve months if the amendment would (i) increase the number of shares of our Common Stock reserved for issuance under the Purchase Plan, (ii) modify the requirements relating to eligibility for participation in the Purchase Plan, (iii) modify any other provision of the Purchase Plan in a manner that would materially increase the benefits accruing to participants under the Purchase Plan, if such approval is required in order to comply with the requirements of Rule 16b-3 under the Exchange Act, or (iv) otherwise require stockholder approval under applicable law, rule or regulation, including the rules of any securities exchange on which the Common Stock is listed.

U.S. Federal Income Tax Effects

Tax Effects for Participants. Rights granted under the Purchase Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an “employee stock purchase plan” under Section 423 of the Code. A participant will be taxed on amounts withheld for the purchase of shares of Common Stock as if such amounts were actually received. Except as described in the preceding sentence, no income relating to rights granted or shares purchased under the Purchase Plan will be taxable to a participant until disposition of the acquired shares, and the method of taxation will depend upon the holding period of the acquired shares. If the stock is disposed of at least two years after the beginning of the Offering Period and at least one year after the stock is transferred to the participant, then the lesser of (a) the excess of the fair market value of the stock at the time of such disposition over the Purchase Price or (b) the excess of the fair market value of the stock as of the beginning of the Offering Period over the Purchase Price (determined as of the beginning of the Offering Period) will be treated as ordinary income. If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the Purchase Date over the Purchase Price will be treated as ordinary income at the time of such disposition. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the Purchase Date, the same amount of ordinary income will be attributed to the participant, and a capital loss will be recognized equal to the difference between the sales price and the fair market value of the stock on such Purchase Date. Any capital gain or loss will be short-term or long-term, depending on how long the stock has been held.

The information set forth in the preceding paragraph is a summary only and does not purport to be complete. In addition, the information is based upon current U.S. federal income tax rules and therefore is subject to change if those rules change. Moreover, because the tax consequences to any participant may depend on his or her particular situation, each participant should consult his or her tax adviser as to the federal, state, local and other tax consequences of the acquisition or disposition of Common Stock under the Purchase Plan.

Tax Effects for the Company. There are no federal income tax consequences to the Company by reason of the grant or exercise of rights under the Purchase Plan. The Company will be entitled to a deduction to the extent amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness and the satisfaction of tax reporting obligations). Any ordinary income that is required to be recognized will not be subject to income or payroll tax withholding.

The Board of Directors Unanimously Recommends that Stockholders

Vote “For” the Approval of the EnviroStar, Inc. 2017 Employee Stock Purchase Plan.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information, as of June 30, 2017, with respect to compensation plans under which shares of the Company’s Common Stock are authorized for issuance.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	0	$ —	609,424
Equity compensation plans not approved by security holders	0	$ —	0
Total	0	$ —	609,424

AUDIT COMMITTEE REPORT

The following Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C promulgated by the SEC, other than as provided in Item 407 of Regulation S-K promulgated by the SEC, or to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that the following Audit Committee Report be treated as “soliciting material” or specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act..

The Audit Committee of the Company’s Board of Directors reviewed and discussed the Company’s audited consolidated financial statements for the fiscal year ended June 30, 2017 with management and EisnerAmper LLP (“EisnerAmper”), the Company’s independent registered public accounting firm for such fiscal year.

Management has primary responsibility for the Company’s financial statements and the overall financial reporting process, including the Company’s system of internal controls. The Company’s independent registered public accounting firm audits the annual financial statements prepared by management, expresses an opinion as to whether those financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States of America, and discusses with the Audit Committee its independence and any other matters that it is required to discuss with the Audit Committee or that it believes should be raised with it. The Audit Committee oversees these processes, although it must rely on information provided to it and on the representations made by management and the Company’s independent registered public accounting firm.

The Audit Committee met with EisnerAmper, with and without management present, to discuss the results of its examinations, its evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. The Audit Committee also discussed with EisnerAmper the matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee received the written disclosures and the letter from EisnerAmper required by applicable requirements of the Public Company Accounting Oversight Board regarding EisnerAmper’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with EisnerAmper its independence from the Company. When considering EisnerAmper’s independence, the Audit Committee considered whether EisnerAmper’s provision of services to the Company was compatible with maintaining its independence. The Audit Committee also reviewed, among other things, the amount of fees paid to EisnerAmper for audit and non-audit services.

Based on the Audit Committee’s review and these meetings, discussions and reports, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements for the fiscal year ended June 30, 2017 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2017.

Submitted by the Members of the Audit Committee:

Alan M. Grunspan
David Blyer

Fees to Independent Registered public Accounting Firm

for THE FISCAL YEARS ENDED JUNE 30, 2017 AND 2016

The following table sets forth the fees billed to the Company by its independent registered public accounting firm for the fiscal years ended June 30, 2017 and 2016. As described in further detail below under “Independent Registered Public Accounting Firm,” during January 2016, the Audit Committee formally engaged EisnerAmper to serve as the Company’s independent registered public accounting firm. The engagement of EisnerAmper as the Company’s independent registered public accounting firm was made in connection with the Company’s receipt of notice that Mallah, Furman & Company, P.A. (“Mallah Furman”), the Company’s previous independent registered public accounting firm, was ceasing its practice and that its partners and professional staff were joining the practice of EisnerAmper.

	For the fiscal year ended June 30,
	2017	2016
Audit Fees	$127,400	$84,510
Audit-Related Fees	45,000	7,777
Tax Fees	16,100	9,850
All Other Fees	—	—
Total Fees	$188,500	$102,137

Audit Fees. Audit fees were for the audits of the Company’s annual consolidated financial statements for the fiscal years ended June 30, 2017 and 2016 included in the Company’s Annual Reports on Form 10-K for those fiscal years, the audit of a subsidiary’s financial statements for those years which are required for inclusion in the subsidiary’s Franchise Disclosure Document, and reviews of the Company’s quarterly financial statements included in the Company’s Quarterly Reports on Form 10-Q during such fiscal years.

Audit-Related Fees. Audit-related fees were for services related to audits of acquired companies.

Tax Fees.  Tax fees were for services related to tax return preparation and tax advice.

All Other Fees.  No fees other than audit fees, audit-related fees and tax fees were paid by the Company to its independent registered public accounting firm for the fiscal year ended June 30, 2017 or 2016.

In connection with the standards for independence of a company’s independent registered public accounting firm, the Audit Committee considered whether the provision of non-audit services by the Company’s independent registered public accounting firm was compatible with maintaining the independence of such firm in the conduct of its auditing functions.

It is the policy of the Audit Committee that all audit, audit-related, tax and other permissible non-audit services provided by the Company’s independent registered public accounting firm be pre-approved by the Audit Committee. It is expected that pre-approval will be for periods up to one year and be set forth in an engagement letter approved by the Audit Committee that applies to the particular services or category of services to be provided and subject to a specific budget. The policy also requires additional approval of any engagements that were previously approved but are anticipated to exceed the pre-approved fee budget level. The policy permits the Chairman of the Audit Committee to pre-approve the Company’s services by the Company’s independent registered public accounting firm where the Company deems it necessary or advisable that such services commence prior to the next regularly scheduled meeting of the Audit Committee, provided that the Chairman of the Audit Committee is required to report to the full Audit Committee on any pre-approval determinations made in this manner at the next Audit Committee meeting. All of the services performed by the Company’s independent registered public accounting firm during the fiscal years ended June 30, 2017 and 2016 were pre-approved by the Audit Committee.

The Audit Committee has selected EisnerAmper to act as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2018. However, the Audit Committee has the right to select different auditors if it deems a change to be in the Company’s best interests.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table indicates, as of October 24, 2017, information about the beneficial ownership of the Company’s Common Stock by (i) each director of the Company and director nominee named in this Proxy Statement, (ii) each Named Executive Officer of the Company, (iii) all directors and executive officers of the Company as of October 24, 2017 as a group and (iv) each person who the Company knows beneficially owns more than 5% of the Company’s Common Stock. All such shares were owned directly with sole voting and investment power unless otherwise indicated. Except as otherwise indicated, the information provided in the following table was obtained from filings with the SEC and the Company pursuant to the Exchange Act. For purposes of the following table, in accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner of any shares of the Company’s Common Stock which he or she has or shares, directly or indirectly, voting or investment power, or which he or she has the right to acquire beneficial ownership of at any time within 60 days after October 24, 2017. As used herein, “voting power” is the power to vote, or direct the voting of, shares, and “investment power” includes the power to dispose of, or direct the disposition of, shares.

Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Symmetric Capital LLC 290 N.E. 68th Street Miami, FL 33138	5,463,284	(1)	48.1%
Symmetric Capital II LLC 290 N.E. 68th Street Miami, FL 33138	1,290,323		11.4%
Henry M. Nahmad 290 N.E. 68th Street Miami, FL 33138	7,583,131	(1)(2)(3)	66.8%
Michael S. Steiner 290 N.E. 68th Street Miami, FL 33138	500,100	(4)	4.4%
Western State Design LLC	2,044,990	(5)	18.0%
2331 Tripaldi Way Hayward, CA 94545
Dennis Mack	2,044,990	(5)(6)	18.0%
2331 Tripaldi Way Hayward, CA 94545
Tom Marks 2331 Tripaldi Way Hayward, CA 94545	2,044,990	(5)(6)	18.0%
David Blyer	—		—
Alan M. Grunspan	2,500		*
Todd Oretsky	—		—
Hal M. Lucas	—		—
Timothy P. LaMacchia	—		—
All directors and executive officers as of October 24, 2017 as a group (9 persons)	7,603,719	(7)	66.9%

* Less than one percent of class.

(1)	Includes (a) a total of 580,100 shares owned by Mr. Michael Steiner and Mr. Robert Steiner as to which Symmetric Capital and Mr. Nahmad, as the Manager of Symmetric Capital, have voting power pursuant to the Symmetric Capital - Steiner Stockholders Agreement described herein and (b) a total of 2,044,990 shares owned by WSD, Mr. Mack and Mr. Marks as to which Symmetric Capital and Mr. Nahmad, as the Manager of Symmetric Capital, have voting power pursuant to the Symmetric Capital – WSD Stockholders Agreement described herein.

(2)	Includes the 5,463,284 shares beneficially owned by Symmetric Capital and 1,290,323 shares beneficially owned by Symmetric Capital II, all of which Mr. Nahmad may be deemed to have voting and investment power over as a result of his position as Manager of such entities.

(3)	Includes 829,524 shares subject to restricted stock awards granted to Mr. Nahmad which have not yet vested. Mr. Nahmad has voting power, but does not have investment power, over such shares.

(4)	All of the shares owned by Mr. Steiner are subject to the Symmetric Capital - Steiner Stockholders Agreement pursuant to which Symmetric Capital and Mr. Nahmad, as the Manager of Symmetric Capital, have voting power over such shares.

(5)	All of the shares owned by WSD, Mr. Mack and Mr. Marks are subject to the Symmetric Capital – WSD Stockholders Agreement pursuant to which Symmetric Capital and Mr. Nahmad, as the Manager of Symmetric Capital, have voting power over such shares.

(6)	Represents the shares owned by WSD, over which Mr. Mack and Mr. Marks, as the sole members of WSD, may be deemed to have shared investment power.

(7)	Includes, in addition to the 829,524 shares subject to restricted stock awards granted to Mr. Nahmad as described above, 18,088 shares subject to restricted stock awards granted to Robert H. Lazar, the Company’s Chief Financial Officer, Chief Accounting Officer and Treasurer, which have not yet vested. Mr. Lazar has voting power, but does not have investment power, over such shares.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors is not aware of any matters to be brought before the Annual Meeting other than the matters listed in the accompanying Notice of Meeting and described in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, the persons named as proxy holders will have the discretion to vote any shares of the Company’s Common Stock for which they hold proxies in accordance with their judgment.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF

PROXY MATERIALS FOR THE ANNUAL STOCKHOLDERS MEETING

TO BE HELD ON DECEMBER 12, 2017

This Proxy Statement and the Company’s Annual Report to Stockholders for the fiscal year ended June 30, 2017 are available at www.edocumentview.com/evi.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On January 25, 2016, the Audit Committee formally engaged EisnerAmper to serve as the Company’s independent registered public accounting firm. A representative of EisnerAmper is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions from stockholders.

The engagement of EisnerAmper as the Company’s independent registered public accounting firm was made in connection with the Company’s receipt of notice that Mallah Furman, the Company’s previous independent registered public accounting firm, was ceasing its practice and that its partners and professional staff were joining the practice of EisnerAmper.

During the fiscal years ended June 30, 2015 and 2014 and the interim period through January 25, 2016, the Company did not consult with EisnerAmper regarding: (i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was the subject of either a “disagreement,” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a “reportable event,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The audit reports of Mallah Furman on the consolidated financial statements of the Company as of, and for the fiscal years ended, June 30, 2015 and 2014 did not contain an adverse opinion or a disclaimer of opinion, and they were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended June 30, 2015 and 2014 and the interim period through January 25, 2016: (i) the Company had no disagreements with Mallah Furman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to Mallah Furman’s satisfaction, would have caused Mallah Furman to make reference to the subject matter of the disagreement in connection with its reports; and (ii) there were no “reportable events,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

ADDITIONAL INFORMATION

Stockholder Proposals.  Proposals of stockholders intended to be presented at the Company’s 2018 Annual Meeting of Stockholders and to be included in the Company’s proxy statement and form of proxy for that meeting must be in writing, directed to the President of the Company and received by the Company at its principal executive offices, 290 N.E. 68th Street, Miami, Florida 33138, by July 2, 2018. As to any proposals intended to be presented by a stockholder without inclusion in the Company’s proxy statement and form of proxy for the Company’s 2018 Annual Meeting of Stockholders, the persons designated by the Company as proxy holders for that meeting will be entitled to exercise discretionary authority on that proposal unless the Company receives notice of the matter on or before September 24, 2018. However, even if such notice is timely received, such proxies may nevertheless be entitled to exercise discretionary authority on that matter to the extent permitted by SEC regulations.

Proxy Solicitation Costs.  The Company will bear the expense of soliciting proxies and of reimbursing brokers, banks and other nominees for the out-of-pocket and clerical expenses of transmitting copies of the proxy materials to the beneficial owners of shares held of record by such persons. The Company does not currently intend to solicit proxies other than by use of the mail, but certain directors, officers and employees of the Company or its subsidiaries, without additional compensation, may solicit proxies personally or by telephone, fax, special letter or otherwise.

BY ORDER OF THE BOARD OF DIRECTORS

Henry M. Nahmad
Chairman of the Board

October 30, 2017

Appendix A

ENVIROSTAR, INC.

2017 EMPLOYEE STOCK PURCHASE PLAN

1.       Purpose. This EnviroStar, Inc. 2017 Employee Stock Purchase Plan (the “Plan”) is intended to provide employees of the Company and its Participating Subsidiaries with an opportunity to purchase shares of the Company’s Common Stock through payroll deductions and to assist the Company in retaining the services of its employees and securing and retaining the services of new employees, thereby enhancing employee interest in the continued success and progress of the Company. The Company intends that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code and the Plan shall be interpreted in a manner that is consistent with that intent.

2.       Definitions.

“Board” or “Board of Directors” means the Board of Directors of the Company, as constituted from time to time.

“Code” means the U.S. Internal Revenue Code of 1986, as it may be amended from time to time. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.

“Committee” means the committee appointed by the Board to administer the Plan.

“Common Stock” means the common stock of the Company, par value $0.025 per share.

“Company” means EnviroStar, Inc., a Delaware corporation, including any successor thereto.

“Compensation” means base salary, wages and commissions paid to an Eligible Employee by the Company or a Participating Subsidiary as compensation for services to the Company or Participating Subsidiary, before deduction for any salary deferral contributions made by the Eligible Employee to any tax-qualified or nonqualified deferred compensation plan, including overtime, vacation pay, holiday pay, jury duty pay and funeral leave pay, but excluding education or tuition reimbursements, imputed income arising under any group insurance or benefit program, travel expenses, business and relocation expenses, and income received in connection with stock options or other equity-based awards.

“Corporate Transaction” means a sale of the Company (whether by merger, consolidation, asset or stock sale, or similar transaction) or other corporate event described in Section 424 of the Code.

“Designated Broker” means the financial services firm or other agent designated by the Company to maintain ESPP Share Accounts on behalf of Participants who have purchased shares of Common Stock under the Plan.

“Effective Date” means the date as of which this Plan is adopted by the Board, subject to the Plan obtaining stockholder approval in accordance with Section 19.11 hereof.

“Employee” means any person who renders services to the Company or a Participating Subsidiary as an employee pursuant to an employment relationship with such employer. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on military leave, sick leave or other leave of absence approved by the Company or a Participating Subsidiary that meets the requirements of Treasury Regulation Section 1.421-1(h)(2). Where the period of leave exceeds three months, or such other period of time specified in Treasury Regulation Section 1.421-1(h)(2), and the individual’s right to re-employment is not guaranteed by statute or contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three-month period, or such other period specified in Treasury Regulation Section 1.421-1(h)(2).

“Eligible Employee” means an Employee who (i) has been employed by the Company or a Participating Subsidiary for at least one (1) year and (ii) is customarily employed for at least twenty (20) hours per week. Notwithstanding the foregoing, the Committee may exclude from participation in the Plan or any Offering Employees who are “highly compensated employees” of the Company or a Participating Subsidiary (within the meaning of Section 414(q) of the Code) or a sub-set of such “highly compensated employees.”

“Enrollment Form” means an agreement pursuant to which an Eligible Employee may elect to enroll in the Plan, to authorize a new level of payroll deductions, or to stop payroll deductions and withdraw from an Offering Period.

“ESPP Share Account” means an account into which Common Stock purchased with accumulated payroll deductions at the end of an Offering Period are held on behalf of a Participant.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date, the value of a share of Common Stock as determined by the closing price of the Common Stock on the date immediately preceding such date on the NYSE American or other principal national securities exchange or over the counter trading market on which the Common Stock is listed or quoted at such time.

“Offering Date” means the first Trading Day of each Offering Period.

“Offering” or “Offering Period” means each consecutive six-month period, with the first Offering Period to begin on such date as designated by the Committee; provided, that, pursuant to Section 5, the Committee may change the duration of future Offering Periods (subject to a maximum Offering Period of twenty-seven (27) months) and/or the start and end dates of future Offering Periods.

“Participant” means an Eligible Employee who is participating in the Plan.

“Participating Subsidiaries” means the Subsidiaries of the Company; provided, however, that the Committee may from time to time in its sole discretion determine that one or more Subsidiaries shall not be Participating Subsidiaries.

“Plan” means this EnviroStar, Inc. 2017 Employee Stock Purchase Plan, as amended from time to time.

“Purchase Date” means the last Trading Day of each Offering Period.

“Purchase Price” means an amount equal to ninety five percent (95%) of the Fair Market Value of a share of Common Stock on the Purchase Date.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” means any corporation, domestic or foreign, of which not less than 50% of the combined voting power is held by the Company or a Subsidiary, whether or not such corporation exists now or is hereafter organized or acquired by the Company or a Subsidiary. In all cases, the determination of whether an entity is a Subsidiary shall be made in accordance with Section 424(f) of the Code.

“Trading Day” means any day on which the principal national securities exchange or over the counter trading market upon which the Common Stock is listed or quoted is open for trading.

3.       Administration. The Plan shall be administered by the Committee which, subject to the terms and conditions hereof, shall have the authority to construe and interpret the Plan, prescribe, amend and rescind rules relating to the Plan’s administration and take any other actions necessary or desirable for the administration of the Plan, including, without limitation, adopting sub-plans applicable to particular Participating Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Section 423 of the Code. The Committee may correct any defect or supply any omission or reconcile any inconsistency or ambiguity in the Plan. The decisions of the Committee shall be final and binding on all persons. The Committee may delegate to one or more officers of the Company some or all of its authority under the Plan, except where such delegation of authority is prohibited under the Code. All expenses of administering the Plan shall be borne by the Company.

4.       Eligibility. Unless otherwise determined by the Committee in a manner that is consistent with Section 423 of the Code, any individual who is an Eligible Employee as of the first day of the enrollment period for a particular Offering Period shall be eligible to participate in such Offering Period, subject to the requirements of Section 423 of the Code.

Notwithstanding any provision of the Plan to the contrary, no Eligible Employee shall be granted an option under the Plan if (i) immediately after the grant of the option, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary or (ii) such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate that exceeds $25,000 of the Fair Market Value of such stock (determined at the time the option is granted) for each calendar year in which such option is outstanding at any time.

5.       Offering Periods. The Plan shall be implemented by a series of consecutive Offering Periods, each of which shall be six months in duration, with the first Offering Period beginning on such date as determined by the Committee; provided, however, that, subject to applicable law and any restrictions contained herein, including as set forth in the definition of “Offering Period” above, the Committee shall have the authority to change the duration, frequency, start and end dates of Offering Periods.

6.       Participation.

6.1       Enrollment; Payroll Deductions. Subject to automatic re-enrollment pursuant to Section 6.3, an Eligible Employee may elect to participate in the Plan by properly completing an Enrollment Form, which may be electronic, and timely submitting it to the Company, in accordance with the enrollment procedures established hereunder. Participation in the Plan is entirely voluntary. By submitting an Enrollment Form, the Eligible Employee authorizes payroll deductions from his or her pay check in an amount equal to at least 1%, but not more than 15%, of his or her Compensation on each pay day occurring during an Offering Period (or such other maximum percentage as the Committee may establish from time to time before an Offering Period begins). Payroll deductions shall commence on the first payroll date following the Offering Date and end on the last payroll date on or before the Purchase Date. The Company shall maintain records of all payroll deductions but shall have no obligation to pay interest on payroll deductions (including on amounts repaid to an Eligible Employee in accordance with the terms hereof, except as required by law) or to hold such amounts in a trust or in any segregated account. Unless expressly permitted by the Committee, a Participant may not make any separate contributions or payments to the Plan.

6.2       Election Changes. During an Offering Period, a Participant may decrease or increase his or her rate of payroll deductions applicable to such Offering Period. To make such a change, the Participant must submit a new Enrollment Form authorizing the new rate of payroll deductions at least fifteen days before the Purchase Date. A Participant may decrease or increase his or her rate of payroll deductions for future Offering Periods by submitting a new Enrollment Form authorizing the new rate of payroll deductions at least fifteen days before the start of the next Offering Period.

6.3       Automatic Re-enrollment. The deduction rate selected in the Enrollment Form shall remain in effect for subsequent Offering Periods unless (a) the Participant submits a new Enrollment Form authorizing a new level of payroll deductions in accordance with Section 6.2, (b) the Participant withdraws from the Plan in accordance with Section 10, or (c) the Participant’s employment is terminated or the Participant otherwise becomes ineligible to participate in the Plan.

7.       Grant of Option. On each Offering Date, each Participant in the applicable Offering Period shall be granted an option to purchase, on the Purchase Date, a number of shares of Common Stock determined by dividing the Participant’s accumulated payroll deductions by the applicable Purchase Price; provided, however, that in no event shall any Participant purchase more than 700 shares of Common Stock during an Offering Period (subject to adjustment in accordance with Section 18 and the limitations set forth in Section 13 of the Plan).

8.       Exercise of Option/Purchase of Shares. A Participant’s option to purchase shares of Common Stock will be exercised automatically on the Purchase Date of each Offering Period. The Participant’s accumulated payroll deductions will be used to purchase the maximum number of whole shares that can be purchased with the amounts in the Participant’s notional account. No fractional shares may be purchased but notional fractional shares of Common Stock will be allocated to the Participant’s ESPP Share Account to be aggregated with other notional fractional shares of Common Stock on future Purchase Dates, subject to earlier withdrawal by the Participant in accordance with Section 10 or termination of employment in accordance with Section 11.

9.       Transfer of Shares. As soon as reasonably practicable after each Purchase Date, the Company will arrange for the delivery to each Participant of the shares of Common Stock purchased upon exercise of his or her option. The Committee may permit or require that the shares be deposited directly into an ESPP Share Account established in the name of the Participant with a Designated Broker and may require that the shares of Common Stock be retained with such Designated Broker for a specified period of time. Participants will not have any voting, dividend or other rights of a stockholder with respect to the shares of Common Stock subject to any option granted hereunder until such shares have been delivered pursuant to this Section 9.

10.       Withdrawal.

10.1       Withdrawal Procedure. A Participant may withdraw from an Offering by submitting to the Company a revised Enrollment Form indicating his or her election to withdraw at least fifteen days before the Purchase Date. The accumulated payroll deductions held on behalf of a Participant in his or her notional account (that have not been used to purchase shares of Common Stock) shall be paid to the Participant (without interest, except as otherwise required by law) promptly following receipt of the Participant’s Enrollment Form indicating his or her election to withdraw and the Participant’s option shall be automatically terminated. If a Participant withdraws from an Offering Period, no payroll deductions will be made during any succeeding Offering Period, unless the Participant re-enrolls in accordance with Section 6.1 of the Plan.

10.2       Effect on Succeeding Offering Periods. A Participant’s election to withdraw from an Offering Period will not have any effect upon his or her eligibility to participate in succeeding Offering Periods that commence following the completion of the Offering Period from which the Participant withdraws.

11.       Termination of Employment; Change in Employment Status. Upon termination of a Participant’s employment for any reason, including death, disability or retirement, or a change in the Participant’s employment status following which the Participant is no longer an Eligible Employee, which in either case occurs at least thirty days before the Purchase Date, the Participant will be deemed to have withdrawn from the Plan and the payroll deductions in the Participant’s notional account (that have not been used to purchase shares of Common Stock) shall be returned to the Participant, or in the case of the Participant’s death, to the person(s) entitled to such amounts under Section 17 (in each case, without interest, except as otherwise required by law), and the Participant’s option shall be automatically terminated. If the Participant’s termination of employment or change in status occurs within thirty days before a Purchase Date, the accumulated payroll deductions shall be used to purchase shares on the Purchase Date.

12.       Interest. No interest shall accrue on or be payable with respect to the payroll deductions of a Participant in the Plan.

13.       Shares Reserved for Plan.

13.1       Number of Shares. A total of 100,000 shares of Common Stock have been reserved as authorized for issuance pursuant to the exercise of options granted under the Plan. The shares of Common Stock may be newly issued shares, treasury shares or shares acquired on the open market.

13.2       Over-subscribed Offerings. The number of shares of Common Stock which a Participant may purchase in an Offering under the Plan may be reduced if the Offering is over-subscribed. No option granted under the Plan shall permit a Participant to purchase shares of Common Stock which, if added together with the total number of shares of Common Stock purchased by all other Participants in such Offering, would exceed the total number of shares of Common Stock remaining available under the Plan. If the Committee determines that, on a particular Purchase Date, the number of shares of Common Stock with respect to which options are to be exercised exceeds the number of shares of Common Stock then available under the Plan, the Company shall make a pro rata allocation of the shares of Common Stock remaining available for purchase in as uniform a manner as practicable and as the Committee determines to be equitable.

14.       Transferability. No payroll deductions credited to a Participant, nor any rights with respect to the exercise of an option or any rights to receive Common Stock hereunder may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 17 hereof) by the Participant. Any attempt to assign, transfer, pledge or otherwise dispose of such rights or amounts shall be without effect.

15.       Application of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose to the extent permitted by applicable law, and the Company shall not be required to segregate such payroll deductions or contributions.

16.       Statements. Participants will be provided with statements at least annually which shall set forth the contributions made by the Participant to the Plan, the Purchase Price of any shares of Common Stock purchased with accumulated funds, the number of shares of Common Stock purchased, and any payroll deduction amounts remaining in the Participant’s notional account.

17.       Designation of Beneficiary. A Participant may file, on forms supplied by the Company, a written designation of beneficiary who is to receive any shares of Common Stock and cash in respect of any fractional shares of Common Stock, if any, from the Participant’s ESPP Share Account under the Plan in the event of such Participant’s death. In addition, a Participant may file a written designation of beneficiary who is to receive any cash withheld through payroll deductions and credited to the Participant’s notional account in the event of the Participant’s death more than 30 days prior to the Purchase Date of an Offering Period.

18.       Adjustments Upon Changes in Capitalization; Dissolution or Liquidation; Corporate Transactions.

18.1       Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Common Stock, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the Company’s structure affecting the Common Stock occurs and the Committee determines that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the Committee will, in such manner as it deems equitable, adjust the number of shares and class of Common Stock that may be delivered under the Plan, the Purchase Price per share and the number of shares of Common Stock covered by each outstanding option under the Plan, and the numerical limits of Section 7 and Section 13.

18.2       Dissolution or Liquidation. Unless otherwise determined by the Committee, in the event of a proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a new Purchase Date and the Offering Period will end immediately prior to the proposed dissolution or liquidation. The new Purchase Date will be before the date of the Company’s proposed dissolution or liquidation. Before the new Purchase Date, the Committee will provide each Participant with written notice, which may be electronic, of the new Purchase Date and that the Participant’s option will be exercised automatically on such date, unless before such time, the Participant has withdrawn from the Offering in accordance with Section 10 or is no longer an Eligible Employee for the Offering pursuant to Section 11.

18.3       Corporate Transaction. In the event of a Corporate Transaction, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a parent or Subsidiary of such successor corporation. If the successor corporation refuses to assume or substitute the option, the Offering Period with respect to which the option relates will be shortened by setting a new Purchase Date on which the Offering Period will end. The new Purchase Date will occur before the effective date of the Corporate Transaction. Prior to the new Purchase Date, the Committee will provide each Participant with written notice, which may be electronic, of the new Purchase Date and that the Participant’s option will be exercised automatically on such date, unless before such time, the Participant has withdrawn from the Offering in accordance with Section 10 or is no longer an Eligible Employee for the Offering pursuant to Section 11.

19.       General Provisions.

19.1       Equal Rights and Privileges. Notwithstanding any provision of the Plan to the contrary and in accordance with Section 423 of the Code, all Eligible Employees who are granted options under the Plan shall have the same rights and privileges.

19.2       No Right to Continued Service. Neither the Plan nor any compensation paid hereunder will confer on any Participant the right to continue as an Employee or in any other capacity.

19.3       Rights as Stockholder. A Participant will become a stockholder with respect to the shares of Common Stock that are purchased pursuant to options granted under the Plan when the shares are transferred to the Participant’s ESPP Share Account. A Participant will have no rights as a stockholder with respect to shares of Common

Stock for which an election to participate in an Offering Period has been made until such Participant becomes a stockholder as provided above.

19.4       Successors and Assigns. The Plan shall be binding on the Company and its successors and assigns.

19.5       Entire Plan. This Plan constitutes the entire plan with respect to the subject matter hereof and supersedes all prior plans with respect to the subject matter hereof.

19.6       Compliance with Law. The obligations of the Company with respect to payments under the Plan are subject to compliance with all applicable laws and regulations. Common Stock shall not be issued with respect to an option granted under the Plan unless the exercise of such option and the issuance and delivery of the shares of Common Stock pursuant thereto shall comply with all applicable provisions of law, including, without limitation, the Securities Act, the Exchange Act, and the requirements of any national securities exchange or over the counter trading market upon which the shares may then be listed or quoted.

19.7       Notice of Disqualifying Dispositions. Each Participant shall give the Company prompt written notice of any disposition or other transfer of shares of Common Stock acquired pursuant to the exercise of an option acquired under the Plan, if such disposition or transfer is made within two years after the Offering Date or within one year after the Purchase Date.

19.8       Term of Plan. The Plan shall become effective on the Effective Date and, unless terminated earlier pursuant to Section 19.9, shall have a term of ten years.

19.9       Amendment or Termination. The Committee may, in its sole discretion, amend, suspend or terminate the Plan at any time and for any reason; provided, however, that (a) if the amendment to the Plan constitutes the “adoption of a new plan” under Treasury Regulation Section 1.423-2(c)(4), the amendment must be approved by stockholders of the Company within twelve (12) months before or after the date the amendment is approved by the Board and (b) any amendment that otherwise requires stockholder approval under applicable law, rule or regulation, including any rules or listing standards of the national securities exchange or over the counter trading market on which the Common Stock is listed or quoted at the time shall be approved by the stockholders in addition to the Committee. If the Plan is terminated, the Committee may elect to terminate all outstanding Offering Periods either immediately or once shares of Common Stock have been purchased on the next Purchase Date (which may, in the discretion of the Committee, be accelerated) or permit Offering Periods to expire in accordance with their terms (and subject to any adjustment in accordance with Section 18). If any Offering Period is terminated before its scheduled expiration, all amounts that have not been used to purchase shares of Common Stock will be returned to Participants (without interest, except as otherwise required by law) as soon as administratively practicable.

19.10       Applicable Law. The laws of the State of Florida shall govern all questions concerning the construction, validity and interpretation of the Plan, without regard to such state’s conflict of law rules.

19.11       Stockholder Approval. The Plan shall be subject to approval by the stockholders of the Company within twelve months after the date the Plan is adopted by the Board.

19.12       Section 423. The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. Any provision of the Plan that is inconsistent with Section 423 of the Code shall be reformed to comply with Section 423 of the Code.

19.13       Withholding. To the extent required by applicable Federal, state or local law, a Participant must make arrangements satisfactory to the Company for the payment of any withholding or similar tax obligations that arise in connection with the Plan.

19.14       Severability. If any provision of the Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and the Plan shall be construed as if such invalid or unenforceable provision were omitted.

19.15       Headings. The headings of sections herein are included solely for convenience and shall not affect the meaning of any of the provisions of the Plan.

.. IMPORTANT ANNUAL MEETING INFORMATION Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X Annual Meeting Proxy Card • PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. • Proposals — The Board of Directors recommends a vote FOR all of the director nominees listed in Proposal 1 and FOR Proposal 2. 1. Election of Eight Directors 01 - Henry M. Nahmad 02 - Michael S. Steiner 03 - Dennis Mack + 04 - David Blyer 05 - Timothy P. LaMacchia 06 - Alan M. Grunspan 07 - Hal M. Lucas 08 - Todd Oretsky Mark here to vote Mark here to WITHHOLD For All EXCEPT - To withhold authority to vote for any FOR all nominees vote from all nominees nominee(s), mark here and write the name(s) of such nominee(s) below. For Against Abstain 2. Approval of the EnviroStar, Inc. 2017 Employee Stock 3. In his discretion, the proxy is authorized to vote upon such Purchase Plan other matters as may properly come before the meeting. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign your name or names exactly as set forth hereon. When stock is in the name of more than one person, each such person should sign the proxy. When signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which you are acting. Proxies executed by corporations should be signed by a duly authorized officer. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1UPX + 02PEYA

.. IMPORTANT ANNUAL MEETING INFORMATION IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 12, 2017 THE PROXY STATEMENT AND THE ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT: http://www.edocumentview.com/EVI • PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. • REVOCABLE PROXY — EnviroStar, Inc. + THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Henry M. Nahmad and Michael S. Steiner, and each of them acting alone, proxies, with full power of substitution, to represent the undersigned and vote as designated on the reverse all of the shares of Common Stock of EnviroStar, Inc. held of record by the undersigned as of the close of business on October 24, 2017 at the Annual Meeting of Stockholders of EnviroStar, Inc. to be held on December 12, 2017 (including any adjournments or postponements thereof) and with discretionary power upon such other business as may come before the meeting, hereby revoking any proxies heretofore given. Each properly executed proxy will be voted in the manner directed on the reverse by the undersigned shareholder. If no direction is made, the shares represented by this proxy will be voted “FOR” all eight director nominees listed in Proposal 1 and “FOR” Proposal 2. Stockholders who desire to have stock voted at the meeting are requested to fill in, date, sign and return this proxy. No postage is required if returned in the enclosed envelope and mailed in the United States. PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE Stockholders may obtain directions to be able to attend the meeting and vote in person by calling the Company at 305-754-4551. (Continued and to be signed on the reverse side) Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. +